SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                              November 15, 2002
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                         Bristol-Myers Squibb Company
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            (Exact name of registrant as specified in its charter)

                                   Delaware
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                (State or other jurisdiction of incorporation)

         1-1136                                      22-079-0350
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 (Commission File Number)                  (IRS Employer Identification No.)

345 Park Avenue, New York, N.Y.                                  10154
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(Address of principal executive offices)                      (Zip Code)

                                (212) 546-4000
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             (Registrant's telephone number, including area code)

                                     None
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         (Former name or former address, if changed since last report)


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Item 5.  Other Events.

     On November 15, 2002, Bristol-Myers Squibb Company (the "Company") issued a press release announcing the expected date for filing its third quarter 2002 10-Q and amending earlier filings as a result of the previously announced restatement of the Company's sales and earnings related to the previously disclosed U.S. wholesaler inventory buildup situation. A copy of the press release is filed herewith as Exhibit 99.1.

     The Company is currently working with its independent auditors, PricewaterhouseCoopers LLP, on the complex task of completing the restatement. The Company is also reviewing the effects of the delay in filing its third quarter 2002 10-Q on its short-term borrowings and long-term debt.

     The Company's restatement and related delay in filing its third quarter 2002 10-Q do not result in a default under the Company's outstanding commercial paper. The Company believes that the restatement and related delay in filing the third quarter 2002 10-Q will not adversely impact the Company's ability to issue commercial paper in the future, but no assurances can be made. At October 31, 2002, the Company had approximately $727 million outstanding under its commercial paper program, all with maturities of less than 15 days.

     Substantially all of the Company's approximately $6.1 billion of outstanding long-term debt as of October 31, 2002 was issued under the 1993 Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as the trustee. The 1993 Indenture requires the Company to deliver to the trustee a copy of the Company's annual and quarterly filings with the Securities and Exchange Commission (the "SEC") within a specified period of time after such filings are due. The delay in filing the third quarter 2002 10-Q will not result in an automatic default and acceleration of maturity of the Company's long-term debt issued under the 1993 Indenture. However, the trustee (with respect to any series of debt issued under the 1993 Indenture) and the debt holders (with respect to the series of debt issued under the 1993 Indenture that they hold) will have a right, 15 days after the due date of the third quarter 2002 10-Q, to declare the principal amount and all accrued interest of such series to be due and payable unless the Company cures its nonperformance within 90 days after the trustee or the debt holders give to the Company a notice of such nonperformance. Any acceleration of maturity of the Company's long-term debt issued under the 1993 Indenture would lead to an automatic default and termination of unused commitments under the $500 million, five-year revolving credit facility and default under certain other indebtedness of the Company. The Company believes that, if notice of nonperformance is given, the 90-day cure period under the 1993 Indenture would be sufficient to allow the Company to complete the restatement and file the third quarter 2002 10-Q, thereby curing the nonperformance, and that, accordingly, the Company's long-term debt issued under the 1993 Indenture would not become due and payable.

     Certain of the Company's credit agreements similarly require the Company to deliver to lenders a copy of the Company's annual and quarterly filings with the SEC within a specified period of time after the year- or quarter-end. The Company has received a waiver of breaches relating to the restatement for the U.S. wholesaler inventory buildup situation, including breaches due to the delay in filing the third quarter

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                                                                             3


2002 10-Q, under its $500 million, five-year revolving credit facility. No borrowings are currently outstanding under this revolving credit facility. The Company is in the process of seeking waivers under its other credit agreements, but no assurances can be made on its ability to obtain such waivers or the terms of such waivers. As of October 31, 2001, the Company had approximately $104 million outstanding under its credit agreements and other indentures and approximately $823 million in unused commitments under its credit agreements (including the $500 million, five-year revolving credit facility referred to above).

     The Company believes that it will be able to continue its commercial paper program and that the Company's outstanding long-term debt will not become due and payable as a result of the restatement and related delay in filing the third quarter 2002 10-Q. However, if any of such events were to occur, the Company might be unable to meet its payment obligations with respect to the related indebtedness. In such circumstances, the Company would seek alternative financing sources to satisfy such obligations.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.        Description
-----------        -----------

4.1 Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company and JP Morgan Chase Bank (formerly The Chase Manhattan Bank, National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K dated May 27, 1993, and filed on June 3, 1993).

99.1               Press release dated November 15, 2002 of Bristol-Myers
                   Squibb Company.




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                                                                             4

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BRISTOL-MYERS SQUIBB COMPANY



Date:  November 15, 2002                        By /s/ Sandra Leung
                                                   --------------------------
                                                   Name: Sandra Leung
                                                   Title: Secretary




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                                 EXHIBIT INDEX



Exhibit No.                          Description
-----------                          -----------

4.1 Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company and JP Morgan Chase Bank (formerly The Chase Manhattan
                                     Bank, National Association), as
                                     trustee (incorporated herein by
                                     reference to Exhibit 4.1 to the
                                     Form 8-K dated May 27, 1993, and
                                     filed on June 3, 1993).

99.1                                 Press release dated November 15, 2002 of
                                     Bristol-Myers Squibb Company.